EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:
Investors:
Scott Phipps, Manager, Investor Relations, (210) 283-2882
Media:
Natalie Silva, Manager, Public Relations, (210) 219-8189
Tesoro Corporation Announces 129% Increase in
Fourth Quarter Earnings and Record 2006 Full Year Results
     SAN ANTONIO – January 29, 2007 -Tesoro Corporation (NYSE:TSO) today reported record 2006 fourth quarter net income of $158 million, or $2.28 per share, and full year 2006 net income of $801 million, or $11.46 per share. Earnings for 2006 were almost $300 million ahead of last year.
     Quarterly gross refining margin rose 16% compared to 2005 more than offsetting the lower throughput primarily caused by a turnaround at the Anacortes refinery. Quarterly refining operating income of $284 million was nearly $40 million more than a year ago. “Our knowledge and experience in optimizing our system continues to develop and our decisions around crude oil purchasing and clean product management are significantly improving earnings. Our management team is excited because we continue to find new opportunities to add value,” said Bruce Smith, Chairman, President and CEO.
     Heavy turnaround activity on the West Coast in the fourth quarter strengthened margins versus last year. Jet fuel demand strengthened during the quarter, leading to

Tesoro Reports Fourth Quarter Results
improved performance at our Alaska refinery. In addition, strong diesel demand in the mid-continent region contributed to the company’s profitability in this region. Increasingly favorable dynamics in our Salt Lake City and Mandan refining markets are improving the balance of the company’s earnings. “In 2005, these assets represented 19% of our total refining operating income. This year they contributed 26% as we have successfully and safely increased throughput and the production of clean fuels,” said Smith.
     Capital spending for the year was approximately $570 million of which $117 million was for turnaround expenditures. The company continues to reinvest cash flow to improve reliability, environmental compliance and operating income from our assets. EBITDA contributions from many of the projects initiated in 2006 are expected to be between $80-$125 million pre-tax in 2007.
     Cash at the end of the year was $986 million as compared to $440 million on December 31, 2005. The ratio of debt-to-capitalization was 29% compared to 36% a year ago.
Board Declares Quarterly Dividend
     Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable March 15, 2007 to shareholders of record as of March 1, 2007.
Public Invited to Listen to Analyst Conference Call via Internet
     At 9:00 a.m. CST Monday, January 29th, 2007 Tesoro will broadcast its conference call with analysts regarding fourth quarter 2006 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro’s Internet site at http://www.tsocorp.com.

Tesoro Reports Fourth Quarter Results
     Tesoro Corporation, a Fortune 150 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of approximately 560,000 barrels per day. Tesoro’s retail-marketing system includes over 450 branded retail stations, of which nearly 200 are company owned and operated under the Tesoro® and Mirastar® brands.
     This earnings release contains certain statements that are “forward-looking” statements concerning future cash flows and capital expenditures within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.”
###

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues	$4,020	$4,360	$18,104	$16,581

Costs and Expenses:
Costs of sales and operating expenses	3,652	4,036	16,314	15,170
Selling, general and administrative expenses (a)	50	36	176	179
Depreciation and amortization	64	58	247	186
Loss on asset disposals and impairments (b)	7	10	50	19

Operating Income	247	220	1,317	1,027
Interest and Financing Costs (c)	(17)	(117)	(77)	(211)
Interest Income and Other	14	9	46	15

Earnings Before Income Taxes	244	112	1,286	831
Income Tax Provision	86	43	485	324

Net Earnings	$158	$69	$801	$507

Net Earnings Per Share:
Basic	$2.35	$1.00	$11.78	$7.44
Diluted	$2.28	$0.97	$11.46	$7.20

Weighted Average Common Shares:
Basic	67.3	68.8	68.0	68.1
Diluted	69.2	70.8	69.9	70.4

(a)	During 2005, the Company recorded stock-based and other compensation charges totaling $11 million related to the termination and retirement of certain executive officers.

(b)	During 2006, the Company recorded charges totaling $28 million related to the termination of the delayed coker project at our Washington refinery.

(c)	During the three months ended December 31, 2005, the Company incurred pretax charges of $92 million consisting of tender and redemption premiums and the write-off of unamortized debt issuance costs in connection with the refinancing of its 9 5/8% senior subordinated notes and 8% senior secured notes. In April 2005, the Company voluntarily prepaid the remaining $96 million outstanding principal balance of the senior secured term loans at a prepayment premium of 1%, which resulted in a pretax charge of $3 million consisting of the write-off of unamortized debt issuance costs and the 1% prepayment premium.
NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net Earnings — U.S. GAAP	$158	$69	$801	$507
Special Items, After-tax:
Delayed coker project termination costs (b)	—	—	17	—
Debt prepayment and financing costs (c)	—	57	—	58
Termination and retirement costs (a)	—	—	—	6

Net Earnings Adjusted for Special Items	$158	$126	$818	$571

Net Earnings Per Share — U.S. GAAP	$2.28	$0.97	$11.46	$7.20
Special Items Per Share, After-tax:
Delayed coker project termination costs (b)	—	—	0.24	—
Debt prepayment and financing costs (c)	—	0.81	—	0.82
Termination and retirement costs (a)	—	—	—	0.09

Net Earnings Per Share Adjusted for Special Items	$2.28	$1.78	$11.70	$8.11

Note:	The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating Income (Loss)
Refining (b)	$284	$247	$1,476	$1,194
Retail	—	(1)	(21)	(31)

Total Segment Operating Income	284	246	1,455	1,163
Corporate and Unallocated Costs (a)	(37)	(26)	(138)	(136)

Operating Income	247	220	1,317	1,027
Interest and Financing Costs (c)	(17)	(117)	(77)	(211)
Interest Income and Other	14	9	46	15

Earnings Before Income Taxes	$244	$112	$1,286	$831

Depreciation and Amortization
Refining	$57	$51	$221	$160
Retail	4	4	16	17
Corporate	3	3	10	9

Depreciation and Amortization	$64	$58	$247	$186

Capital Expenditures
Refining	$159	$80	$401	$214
Retail	1	3	5	6
Corporate	7	9	47	42

Capital Expenditures	$167	$92	$453	$262

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	December 31,	December 31,
	2006	2005
Cash and Cash Equivalents	$986	$440
Total Assets	$5,904	$5,097
Total Debt	$1,046	$1,047
Total Stockholders’ Equity	$2,505	$1,887
Total Debt to Capitalization Ratio	29%	36%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
REFINING SEGMENT
Total Refining Segment
Throughput (thousand barrels per day)
Heavy crude	239	267	261	265
Light crude	249	259	250	245
Other feedstocks	13	15	18	20

Total Throughput	501	541	529	530

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	225	249	245	248
Jet fuel	61	69	68	68
Diesel fuel	118	127	121	118
Heavy oils, residual products, internally produced fuel and other	115	117	115	115

Total Yield	519	562	549	549

Refining Margin ($/throughput bbl) (d)
Gross	$12.95	$11.19	$13.82	$11.81
Manufacturing cost before depreciation and amortization (d)	$3.88	$3.77	$3.57	$3.48

Segment Operating Income ($ millions)
Gross refining margin (after inventory changes) (e)	$592	$543	$2,631	$2,246
Expenses
Manufacturing costs	179	188	689	673
Other operating expenses	56	46	178	182
Selling, general and administrative	10	6	26	27
Depreciation and amortization (f)	57	51	221	160
Loss on asset disposals and impairments	6	5	41	10

Segment Operating Income	$284	$247	$1,476	$1,194

Product Sales (thousand barrels per day) (g)
Gasoline and gasoline blendstocks	268	292	280	294
Jet fuel	88	99	91	101
Diesel fuel	120	137	128	139
Heavy oils, residual products and other	88	76	87	75

Total Product Sales	564	604	586	609

Product Sales Margin ($/barrel) (g)
Average sales price	$72.93	$72.91	$81.26	$70.20
Average costs of sales	61.95	64.48	69.42	60.28

Product Sales Margin	$10.98	$8.43	$11.84	$9.92

(d)	Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(e)	Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(f)	Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.17 and $0.95 for the three months ended December 31, 2006 and 2005, respectively, and $1.06 and $0.75 for the years ended December 31, 2006 and 2005, respectively.

(g)	Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes. Total product sales were reduced by 18 Mbpd and 23 Mbpd in the three months and year ended December 31, 2006, respectively, as a result of recording certain purchases and sales transactions with the same counterparty on a net basis beginning in the 2006 first quarter upon adoption of EITF Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty.”

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Refining By Region
California (h)
Throughput (thousand barrels per day)
Heavy crude	153	157	153	151
Light crude	5	4	3	6
Other feedstocks	8	9	9	8

Total Throughput	166	170	165	165

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	95	95	96	93
Diesel fuel	55	54	49	49
Heavy oils, residual products, internally produced fuel and other	26	32	30	31

Total Yield	176	181	175	173

Refining Margin ($/throughput bbl)
Gross	$18.15	$15.05	$19.51	$17.88
Manufacturing cost before depreciation and amortization	$5.50	$6.07	$5.57	$5.56

Pacific Northwest (Alaska & Washington) (h)
Throughput (thousand barrels per day)
Heavy crude	60	82	81	85
Light crude	82	88	81	78
Other feedstocks	2	3	5	8

Total Throughput	144	173	167	171

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	49	72	67	74
Jet fuel	31	30	31	31
Diesel fuel	19	28	27	25
Heavy oils, residual products, internally produced fuel and other	48	47	47	46

Total Yield	147	177	172	176

Refining Margin ($/throughput bbl)
Gross	$10.44	$7.80	$11.61	$9.68
Manufacturing cost before depreciation and amortization	$3.57	$2.97	$2.88	$2.74

Mid-Pacific (Hawaii) (h)
Throughput (thousand barrels per day)
Heavy crude	26	28	27	29
Light crude	51	62	58	54

Total Throughput	77	90	85	83

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	17	23	20	20
Jet fuel	19	28	26	26
Diesel fuel	12	13	13	12
Heavy oils, residual products, internally produced fuel and other	30	27	27	26

Total Yield	78	91	86	84

Refining Margin ($/throughput bbl)
Gross	$6.33	$8.56	$6.59	$6.25
Manufacturing cost before depreciation and amortization	$2.23	$1.61	$1.84	$1.85

(h)	The Company experienced reduced throughput and yield levels during scheduled maintenance turnarounds for the following refineries and periods: the Washington refinery during the 2006 fourth quarter; the Alaska refinery during the 2006 second quarter; the California refinery during the 2006 first quarter; the Hawaii refinery during the 2005 second quarter; and the California and Washington refineries during the 2005 first quarter.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Mid-Continent (North Dakota & Utah)
Throughput (thousand barrels per day)
Light crude	111	105	108	107
Other feedstocks	3	3	4	4

Total Throughput	114	108	112	111

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	64	59	62	61
Jet fuel	11	11	11	11
Diesel fuel	32	32	32	32
Heavy oils, residual products, internally produced fuel and other	11	11	11	12

Total Yield	118	113	116	116

Refining Margin ($/throughput bbl)
Gross	$12.64	$12.70	$14.16	$10.10
Manufacturing cost before depreciation and amortization	$3.02	$3.25	$2.96	$2.73

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
RETAIL SEGMENT
Number of Stations (end of period)
Company-operated	194	210	194	210
Branded jobber/dealer	266	268	266	268

Total Stations	460	478	460	478

Average Stations (during period)
Company-operated	194	210	204	213
Branded jobber/dealer	264	270	261	281

Total Average Retail Stations	458	480	465	494

Fuel Sales (millions of gallons)
Company-operated	59	59	248	258
Branded jobber/dealer	48	41	186	191

Total Fuel Sales	107	100	434	449

Fuel Margin ($/gallon) (i)	$0.19	$0.27	$0.17	$0.16
Merchandise Sales ($ millions)	$33	$34	$141	$138
Merchandise Margin ($ millions)	$9	$9	$38	$36
Merchandise Margin %	27%	26%	27%	26%

Segment Operating Income (Loss) ($ millions)
Gross Margins
Fuel (j)	$20	$26	$72	$71
Merchandise and other non-fuel margin	10	10	41	39

Total Gross Margins	30	36	113	110
Expenses
Operating expenses	20	22	87	90
Selling, general and administrative	6	6	25	25
Depreciation and amortization	4	4	16	17
Loss on asset disposals and impairments	—	5	6	9

Segment Operating Income (Loss)	$—	$(1)	$(21)	$(31)

(i)	Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.

(j)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.